(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA VARIABLE PORTFOLIOS, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	Adviser	I	P2	R6	S	S2	T

Voya Emerging Markets Index Portfolio Initial Term for Class P2 Expires May 1, 2018	N/A	N/A	0.15%	N/A	N/A	N/A	N/A

Voya Global Equity Portfolio (formerly, Global Value Advantage Portfolio) Term Expires May 1, 2016 Initial Term for Class T Expires May 1, 2016	1.34%	0.84%	N/A	N/A	1.09%	1.24%	1.44%

Voya Hang Seng Index Portfolio Initial Term Expires May 1, 2015	1.25%	0.75%	N/A	N/A	1.00%	N/A	N/A

Voya Index Plus LargeCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.05%	0.55%	N/A	N/A	0.80%	0.95%	N/A

Voya Index Plus MidCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	N/A	N/A	0.85%	1.00%	N/A

Voya Index Plus SmallCap Portfolio Initial Term Expires May 1, 2006 Initial Term for Class S2 Expires May 1, 2010	1.10%	0.60%	N/A	N/A	0.85%	1.00%	N/A

Voya International Index Portfolio Term Expires May 1, 2015 Initial Term for Class P2 Expires May 1, 2018	1.00%	0.50%	0.15%	N/A	0.75%	0.90%	N/A

Voya Russell™ Large Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010	0.87%	0.37%	N/A	N/A	0.62%	0.77%	N/A

Voya Russell™ Mid Cap Growth Index Portfolio Initial Term Expires May 1, 2015	N/A	0.50%	N/A	N/A	0.75%	0.90%	N/A

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Classes
	Adviser	I	P2	R6	S	S2	T
Voya Russell™ Mid Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010 Initial Term for Class P2 Expires May 1, 2018	0.93%	0.43%	0.15%	N/A	0.68%	0.83%	N/A

Voya Russell™ Small Cap Index Portfolio Initial Term Expires May 1, 2009 Initial Term for Class S2 Expires May 1, 2010 Initial Term for Class P2 Expires May 1, 2018	0.95%	0.45%	0.15%	N/A	0.70%	0.85%	N/A

Voya Small Company Portfolio Term Expires May 1, 2011 Initial Term for Class R6 Expires May 1, 2017	1.43%	0.93%	N/A	0.93%	1.18%	N/A	N/A

Voya U.S. Bond Index Portfolio Term Expires May 1, 2016 Initial Term for Class P2 Expires May 1, 2018	0.90%	0.40%	0.15%	N/A	0.65%	0.80%	N/A

Effective Date: May 1, 2017 to add Class P2 shares to Voya Emerging Markets Index Portfolio, Voya International Index Portfolio, Voya Russell™ Mid Cap Index Portfolio, Voya Russell™ Small Cap Index Portfolio, and Voya U.S. Bond Index Portfolio.

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

2